SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Based on our discussions with NASDAQ regarding the vacancy on our Board of Directors caused by former Director Thomas K. Cox’s resignation, we received a letter dated July 27, 2005 from the Nasdaq Stock Market Listing Qualifications Department. In the letter, they notified us that, as a result of the resignation of Mr. Cox on June 29, 2005, we no longer complied with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350. The letter further stated that we will be provided with a cure period until the earlier of our next annual stockholders meeting or June 29, 2006, in order to regain compliance. If we fail to regain compliance with those requirements prior to this date, Nasdaq will begin the delisting process.

Our board of directors intends to consider one or more additional independent directors that could be added to our Board of Directors and the Audit Committee, and to add such additional director or directors prior to the date stated above in order to regain compliance prior to the date that Nasdaq would begin the delisting process.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No	Description
99.1	Letter from Nasdaq Stock Market Listing Qualifications Department, dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jim Mayer
Jim Mayer
Chief Executive Officer
Dated: August 2, 2005

M-WAVE, INC.

Current Report on Form 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from Nasdaq Stock Market Listing Qualifications Department, dated July 27, 2005